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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 and prospectus pertaining to the 1997 Equity Incentive Plan and the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated February 20, 2000 (except Note 1c, as to which the date is April 18, 2000) with respect to the consolidated financial statements of ComBox Ltd. included in Terayon Communication Systems, Inc.'s Current Report of Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2000.



Tel Aviv, Israel                       /s/ Kost Forer and Gabbay
August 23, 2000                        A Member of Ernst & Young International